Exhibit 99.1

STIFEL FINANCIAL CORP. REPORTS THIRD QUARTER 2012 FINANCIAL RESULTS

Record Net Revenues for the Three Months Ended September 30, 2012

Record Net Revenues and Net Income for the Nine Months Ended September 30, 2012

Highlights for the three months ended September 30, 2012:

•	Record net revenues of $420.1 million.

•	Net income of $37.7 million, or $0.60 per diluted share.

•	Stockholders’ equity was $1.43 billion and book value per share was $26.62.

Highlights for the nine months ended September 30, 2012:

•	Record net revenues of $1.2 billion increased 13% from the comparable period in 2011.

•	Record net income of $98.6 million, or $1.57 per diluted share.

ST. LOUIS, November 5, 2012 –Stifel Financial Corp. (NYSE: SF) today reported unaudited net income of $37.7 million, or $0.60 per diluted share, on record net revenues of $420.1 million for the three months ended September 30, 2012, compared with net income of $22.3 million, or $0.35 per diluted share, on net revenues of $334.2 million for the third quarter of 2011.

For the nine months ended September 30, 2012, the Company reported record net income of $98.6 million, or $1.57 per diluted share, on net revenues of $1.2 billion, compared with net income of $57.1 million, or $0.90 per diluted share1, on net revenues of $1.1 billion during the comparable period in 2011. Included in net revenues for the three and nine months ended September 30, 2012 is $25.6 million in realized and unrealized gains recognized on the Company’s investment in Knight Capital Group, Inc. The after-tax impact of these gains was $0.09 per diluted share.

“I am pleased with our third quarter results, which included record net revenues, as well as with our record net revenues and net income for the first nine months of 2012. Our results highlight the soundness of our balanced business model, particularly against a challenging economic backdrop. In the quarter, both the Global Wealth Management and Institutional Group segments performed well,” commented Ronald J. Kruszewski, Chairman, President and CEO of Stifel Financial. “We continue to invest in businesses that expand our client services, and which we believe will return shareholder value. Opportunities drive our growth. Today’s announcement of our merger with KBW furthers our goal of creating the premier middle-market investment bank with a specialized focus on the financial services industry.”

Summary Results of Operations (Unaudited)

	Three Months Ended					Nine Months Ended
(in 000s)	9/30/12	9/30/11	% Change	6/30/12	% Change	9/30/12	9/30/11	% Change
Net revenues	$420,080	$334,214	25.7	$374,407	12.2	$1,194,820	$1,059,684	12.8
Net income	$37,710	$22,304	69.1	$26,136	44.3	$98,619	$57,118	72.7
Earnings per share:
Basic	$0.70	$0.43	62.8	$0.49	42.9	$1.84	$1.09	68.8
Diluted	$0.60	$0.35	71.4	$0.42	42.9	$1.57	$0.90	74.4

Weighted average number of common shares outstanding:
Basic	53,601	52,367	2.4	53,569	0.1	53,471	52,610	1.6
Diluted	63,054	63,152	(0.2)	62,678	0.6	62,817	63,174	(0.6)

[1]

Included in the results for the nine months ended September 30, 2011 were the estimated costs of settlement and litigation-related expenses of $29.4 million after tax, or $0.47 per diluted share, respectively, associated with the civil lawsuit and related regulatory investigation in connection with the previously disclosed matter involving five Southeastern Wisconsin school districts and certain merger-related expenses.

Business Segment Results

Summary Segment Results (Unaudited)

	Three Months Ended					Nine Months Ended
(in 000s)	9/30/12	9/30/11	% Change	6/30/12	% Change	9/30/12	9/30/11	% Change
Net revenues:
Global Wealth Management	$251,728	$219,498	14.7	$240,029	4.9	$740,105	$683,589	8.3
Institutional Group [2]	169,679	113,259	49.8	135,297	25.4	453,480	373,168	21.5
Other	(1,327)	1,457	(191.1)	(919)	(44.4)	1,235	2,927	(57.8)

	$420,080	$334,214	25.7	$374,407	12.2	$1,194,820	$1,059,684	12.8

Pre-tax operating income:
Global Wealth Management	$68,370	$55,612	22.9	$61,353	11.4	$198,901	$172,510	15.3
Institutional Group [2]	33,427	9,152	265.2	17,546	90.5	74,677	52,496	42.3
Other [3]	(40,120)	(25,741)	55.9	(35,025)	14.5	(108,773)	(131,424)	(17.2)

	$61,677	$39,023	58.1	$43,874	40.6	$164,805	$93,582	76.1

Global Wealth Management

For the quarter ended September 30, 2012, the Global Wealth Management (“GWM”) segment generated pre-tax operating income of $68.4 million, compared with $55.6 million in the third quarter of 2011 and $61.4 million in the second quarter of 2012. Net revenues for the quarter were $251.7 million, compared with $219.5 million in the third quarter of 2011, and $240.0 million in the second quarter of 2012. The increase in net revenues over the comparable period in 2011 is primarily attributable to: (1) higher principal transactions revenues, offset by a decrease in commissions revenue; (2) higher sales credits from investment banking underwritings; (3) growth in asset management and service fees as a result of an increase in assets under management and positive gains in market performance; and (4) increased net interest revenues as a result of the growth of net interest-earning assets at Stifel Bank. The increase in net revenues from the second quarter of 2012 was primarily attributable to: (1) higher sales credits from investment banking underwritings; (2) an increase in principal transactions revenues; and (3) increased net interest revenues as a result of the growth of net interest-earning assets at Stifel Bank.

•	The Private Client Group reported net revenues of $229.4 million, a 14% increase compared with the third quarter of 2011 and a 4% increase compared with the second quarter of 2012.

•	Stifel Bank reported net revenues of $22.3 million, a 27% increase compared with the third quarter of 2011 and a 17% increase compared with the second quarter of 2012.

Institutional Group

For the quarter ended September 30, 2012, the Institutional Group segment generated pre-tax operating income of $33.4 million, compared with $9.2 million in the third quarter of 2011 and $17.5 million in the second quarter of 2012. Net revenues for the quarter were $169.7 million, compared with $113.3 million in the third quarter of 2011 and $135.3 million in the second quarter of 2012. The increase in net revenues from the comparable period in 2011 was driven by: (1) an increase in advisory fees; (2) an increase in fixed income capital raising revenues; (3) higher fixed income institutional brokerage revenues; and (4) the realized and unrealized gains recognized on the Company’s investment in Knight Capital Group, Inc. Offsetting these increases was a decrease in equity institutional brokerage revenues. The increase in net revenues from the second quarter of 2012 was primarily attributable to: (1) an increase in fixed income institutional brokerage revenues; and (2) the realized and unrealized gains recognized on the Company’s investment in Knight Capital Group, Inc.

[2]	Results for the three and nine months ended September 30, 2012 include $25.6 million in realized and unrealized gains recognized on the Company’s investment in Knight Capital Group, Inc.
[3]	Results for the nine months ended September 30, 2011 include litigation-related charges and merger-related expenses of $47.5 million pre-tax.

Institutional brokerage revenues were $82.8 million, a 5% increase compared with the third quarter of 2011 and a 10% increase compared with the second quarter of 2012.

•	Equity brokerage revenues were $38.0 million, a 20% decrease compared with the third quarter of 2011 and a 1% decrease compared with the second quarter of 2012.

•	Fixed income brokerage revenues were $44.8 million, a 41% increase compared with the third quarter of 2011 and a 23% increase compared with the second quarter of 2012.

Investment banking revenues were $59.6 million, a 76% increase compared with the third quarter of 2011 and a 1% increase compared with the second quarter of 2012.

•	Equity capital raising revenues were $17.5 million, a 7% increase compared with the third quarter of 2011 and a 1% decrease compared with the second quarter of 2012.

•	Fixed income capital raising revenues were $14.9 million, a 194% increase compared with the third quarter of 2011 and a 2% increase compared with the second quarter of 2012.

•	Advisory fee revenues were $27.2 million, a 118% increase compared with the third quarter of 2011 and a 2% increase compared with the second quarter of 2012.

Consolidated Compensation and Benefits Expenses

For the quarter ended September 30, 2012, compensation and benefits expenses were $267.7 million, compared with $210.6 million in the third quarter of 2011 and $239.4 million in the second quarter of 2012.

Compensation and benefits as a percentage of net revenues was 64% in the third quarter of 2012, compared with 63% in the third quarter of 2011 and 64% in the second quarter of 2012. Transition pay, which primarily consists of amortization of upfront notes, signing bonuses and retention awards, as a percentage of net revenues was 5% in the third quarter of 2012, consistent with the third quarter of 2011 and the second quarter of 2012.

Consolidated Non-Compensation Operating Expenses

For the quarter ended September 30, 2012, non-compensation operating expenses were $90.8 million, compared to $84.6 million in the third quarter of 2011 and $91.2 million in the second quarter of 2012.

Non-compensation operating expenses as a percentage of net revenues for the quarter ended September 30, 2012 was 22% compared with 25% in the third quarter of 2011 and 24% in the second quarter of 2012. The lower ratio in the third quarter of 2012 was driven by the impact of higher revenues.

Provision for Income Taxes

The effective income tax rate for the quarter ended September 30, 2012 was 39% compared with 43% in the third quarter of 2011 and 40% in the second quarter of 2012.

Statement of Financial Condition (Unaudited)

Total assets increased 24% to $6.1 billion as of September 30, 2012 from $4.9 billion as of September 30, 2011. The increase is primarily attributable to growth of Stifel Bank, the Company’s bank subsidiary, which as of September 30, 2012 has grown its assets to $3.2 billion from $2.3 billion as of September 30, 2011. As of September 30, 2012, Stifel Bank’s investment portfolio of $2.1 billion has increased 45% from September 30, 2011, with more than 99% of the investment portfolio comprised of investment grade securities, of which more than 71% were Government-Sponsored Enterprise guaranteed MBS or AAA-rated investments. The Company’s broker-dealer subsidiary’s gross assets and liabilities, including trading inventory, stock loan/borrow, receivables and payables from/to brokers, dealers and clearing organizations and clients, fluctuate with business levels and overall market conditions.

Total stockholders’ equity as of September 30, 2012 increased $165.4 million, or 13%, to $1.427 billion from $1.262 billion as of September 30, 2011. Book value per share was $26.62 as of September 30, 2012. The Company repurchased $9.1 million, or 0.3 million shares, of its common stock pursuant to existing Board repurchase authorizations during the nine months ended September 30, 2012.

As of September 30, 2012, the Company reported total securities owned and investments at fair value of $2.4 billion, which included securities categorized as Level 3 of $214.5 million. The Company’s Level 3 assets include auction rate securities with a fair value of $162.8 million, and private equity and other fixed income securities with a fair value $51.7 million as of September 30, 2012.

Conference Call Information

Stifel Financial Corp. will host its third quarter 2012 financial results conference call on Monday, November 5, 2012, at 8:30 a.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to the Company’s Chairman, President, and CEO, Ronald J. Kruszewski, by dialing (800) 651-2240 and referencing conference ID #64728788. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel clients are served through Stifel, Nicolaus & Company, Incorporated in the U.S., through Stifel Nicolaus Canada Inc. in Canada, and through Stifel Nicolaus Europe Limited in the United Kingdom and Europe. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. offers trust and related services. To learn more about Stifel Financial, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)

	Three Months Ended					Nine Months Ended
(in thousands, except per share amounts)	9/30/12	9/30/11	% Change	6/30/12	% Change	9/30/12	9/30/11	% Change
Revenues:
Commissions	$127,966	$143,243	(10.7)	$127,427	0.4	$378,696	$437,344	(13.4)
Principal transactions	102,979	76,650	34.4	91,564	12.5	310,776	249,250	24.7
Investment banking	72,938	37,673	93.6	67,363	8.3	210,739	143,509	46.8
Asset management and service fees	62,881	58,253	7.9	65,311	(3.7)	189,010	172,914	9.3
Other income	31,922	540	*	5,418	489.2	50,634	11,352	346.0

Operating revenues	398,686	316,359	26.0	357,083	11.7	1,139,855	1,014,369	12.4
Interest revenue	27,306	24,161	13.0	27,181	0.5	79,744	64,246	24.1

Total revenues	425,992	340,520	25.1	384,264	10.9	1,219,599	1,078,615	13.1
Interest expense	5,912	6,306	(6.2)	9,857	(40.0)	24,779	18,931	30.9

Net revenues	420,080	334,214	25.7	374,407	12.2	1,194,820	1,059,684	12.8

Non-interest expenses:
Compensation and benefits	267,652	210,573	27.1	239,374	11.8	761,730	671,678	13.4
Occupancy and equipment rental	33,061	30,914	6.9	32,320	2.3	96,172	89,962	6.9
Communications and office supplies	19,976	18,838	6.0	20,797	(3.9)	61,146	56,198	8.8
Commission and floor brokerage	8,031	7,400	8.5	7,747	3.7	23,390	20,943	11.7
Other operating expenses	29,683	27,466	8.1	30,295	(2.0)	87,577	127,321	(31.2)

Total non-interest expenses	358,403	295,191	21.4	330,533	8.4	1,030,015	966,102	6.6

Income before income taxes	61,677	39,023	58.1	43,874	40.6	164,805	93,582	76.1
Provision for income taxes	23,967	16,719	43.4	17,738	35.1	66,186	36,464	81.5

Net income	$37,710	$22,304	69.1	$26,136	44.3	$98,619	$57,118	72.7

Earnings per share:
Basic	$0.70	$0.43	62.8	$0.49	42.9	$1.84	$1.09	68.8
Diluted	$0.60	$0.35	71.4	$0.42	42.9	$1.57	$0.90	74.4

Weighted average number of common shares outstanding:
Basic	53,601	52,367	2.4	53,569	0.1	53,471	52,610	1.6
Diluted	63,054	63,152	(0.2)	62,678	0.6	62,817	63,174	(0.6)

*	Percentage not meaningful.

(in thousands, except per share, employee and location amounts)

	9/30/12	9/30/11	% Change	6/30/12	% Change
Statistical Information:
Book value per share	$26.62	$24.48	8.7	$25.63	3.9
Financial advisors [4]	2,042	1,961	4.1	2,028	0.7
Full-time associates	5,266	4,942	6.6	5,196	1.3
Locations	338	313	8.0	332	1.8
Total client assets [5]	$136,015,000	$110,797,000	22.8	$131,026,000	3.8

[4]	Includes 154, 160 and 156 independent contractors at September 30, 2012 and 2011 and June 30, 2012, respectively.
[5]	Includes money market and FDIC-insured balances. Prior period amounts have been adjusted to conform to the current period presentation.

Global Wealth Management Summary Results of Operations (Unaudited)

	Three Months Ended					Nine Months Ended
(in 000s)	9/30/12	9/30/11	% Change	6/30/12	% Change	9/30/12	9/30/11	% Change
Revenues:
Commissions	$89,393	$92,029	(2.9)	$88,423	1.1	$268,839	$287,384	(6.5)
Principal transactions	58,801	48,836	20.4	55,628	5.7	173,474	156,262	11.0
Asset management and service fees	62,871	58,007	8.4	65,169	(3.5)	188,626	172,354	9.4
Net interest	22,283	15,016	48.4	18,233	22.2	58,163	39,586	46.9
Investment banking	13,347	3,737	257.2	8,531	56.5	34,348	16,460	108.7
Other income	5,033	1,873	168.7	4,045	24.4	16,655	11,543	44.3

Net revenues	251,728	219,498	14.7	240,029	4.9	740,105	683,589	8.3

Non-interest expenses:
Compensation and benefits	146,882	128,244	14.5	140,984	4.2	431,623	403,782	6.9
Non-compensation operating expenses	36,476	35,642	2.3	37,692	(3.2)	109,581	107,297	2.1

Total non-interest expenses	183,358	163,886	11.9	178,676	2.6	541,204	511,079	5.9

Income before income taxes	$65,921	$55,612	22.9	$61,353	11.4	$198,901	$172,510	15.3

As a percentage of net revenues:
Compensation and benefits	58.3	58.4		58.7		58.3	59.1
Non-compensation operating expenses	14.5	16.3		15.7		14.8	15.7
Income before income taxes	27.2	25.3		25.6		26.9	25.2

Stifel Bank & Trust (Unaudited)

Key Statistical Information

(in 000s, except percentages)	9/30/12	9/30/11	% Change	6/30/12	% Change
Other information:
Assets	$3,228,021	$2,311,371	39.7	$3,058,971	5.5
Investment securities	2,133,494	1,470,812	45.1	1,849,622	15.3
Retained loans, net	746,120	567,341	31.5	709,079	5.2
Loans held for sale	209,358	114,452	82.9	117,166	78.7
Deposits	2,923,671	2,120,763	37.9	2,776,684	5.3

Allowance as a percentage of loans	0.85%	0.67%		0.88%
Non-performing assets as a percentage of total assets	0.07%	0.08%		0.08%

Institutional Group Summary Results of Operations (Unaudited)

	Three Months Ended					Nine Months Ended
(in 000s)	9/30/12	9/30/11	% Change	6/30/12	% Change	9/30/12	9/30/11	% Change
Revenues:
Commissions	$38,574	$51,214	(24.7)	$39,004	(1.1)	$109,858	$149,960	(26.7)
Principal transactions	44,178	27,815	58.8	35,936	22.9	137,302	92,988	47.7

Capital raising	32,386	21,436	51.1	32,202	0.6	106,951	80,654	32.6
Advisory fees	27,205	12,500	117.6	26,630	2.2	69,440	46,395	49.7

Investment banking	59,591	33,936	75.6	58,832	1.3	176,391	127,049	38.8
Other [6]	27,336	294	*	1,525	*	29,929	3,171	*

Net revenues	169,679	113,259	49.8	135,297	25.4	453,480	373,168	21.5

Non-interest expenses:
Compensation and benefits	104,913	74,813	40.2	84,754	23.8	283,691	234,006	21.2
Non-compensation operating expenses	31,339	29,294	7.0	32,997	(5.0)	95,112	86,666	9.7

Total non-interest expenses	136,252	104,107	30.9	117,751	15.7	378,803	320,672	18.1

Income before income taxes	$33,427	$9,152	265.2	$17,546	90.5	$74,677	$52,496	42.3

As a percentage of net revenues:
Compensation and benefits	61.8	66.0		62.6		62.6	62.7
Non-compensation operating expenses	18.5	25.9		24.4		20.9	23.2
Income before income taxes	19.7	8.1		13.0		16.5	14.1

*	Percentage not meaningful.

Institutional Group Brokerage & Investment Banking Revenues (Unaudited)

	Three Months Ended					Nine Months Ended
(in 000s)	9/30/12	9/30/11	% Change	6/30/12	% Change	9/30/12	9/30/11	% Change
Institutional brokerage:
Equity	$37,956	$47,185	(19.6)	$38,466	(1.3)	$120,594	$141,278	(14.6)
Fixed income	44,796	31,844	40.7	36,474	22.8	126,566	101,670	24.5

Institutional brokerage	82,752	79,029	4.7	74,940	10.4	247,160	242,948	1.7

Investment banking:
Capital raising:
Equity	17,527	16,382	7.0	17,651	(0.7)	66,728	67,386	(1.0)
Fixed income	14,859	5,054	194.0	14,551	2.1	40,223	13,268	203.2

Capital raising	32,386	21,436	51.1	32,202	0.6	106,951	80,654	32.6
Advisory fees	27,205	12,500	117.6	26,630	2.2	69,440	46,395	49.7

Investment banking	$59,591	$33,936	75.6	$58,832	1.3	$176,391	$127,049	38.8

Investor Relations Contact

Sarah Anderson, (415) 364-2500, investorrelations@stifel.com

[6]

Includes net interest and other income. Other income for the three and nine months ended September 30, 2012 include $25.6 million in realized and unrealized gains recognized on the Company’s investment in Knight Capital Group, Inc.